                                                           Exhibit 23(a)
                                                           -------------

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of SatCon Technology Corporation on Form S-3, to register 2,935,852 shares of common stock per our report, dated December 1, 1995, on our audits of the financial statements of SatCon Technology Corporation as of September 30, 1994 and 1995 and for the years ended September 30, 1993, 1994 and 1995, which report is included in the Company's 1995 Annual Report on Form 10-K.

We also consent to the reference to our Firm in the Registration Statement under the caption "Experts".



/s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
June 11, 1996